UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 6, 2018

Date of Report (date of earliest event reported)

GIGCAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2479 E. Bayshore Rd., Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2018, Barrett Daniels submitted a letter of resignation from his position as the Vice President and Chief Financial Officer of GigCapital, Inc., a Delaware corporation (the “Company”). The Company accepted Mr. Daniels’ resignation, which shall be effective as of July 1, 2018. Mr. Daniels’s resignation is not as a result of any disagreements with the Company. As previously disclosed by the Company, Mr. Daniels has provided his services to the Company as a contract Chief Financial Officer, as he is primarily the proprietor of Nextstep Advisory Services, LLC (“Nextstep”), an IPO and technical accounting consulting firm through which he has provided these services. Mr. Daniels has informed the Company that he and Nextstep will no longer be in a position to provide such services to the Company as a contract Chief Financial Officer due to circumstances that do not involve the Company, but rather a change of strategic directions for Nextstep.

On June 11, 2018, the Company entered into a Strategic Services Agreement (the “Strategic Services Agreement”) with Tara McDonough. Pursuant to the terms of the Strategic Services Agreement, Ms. McDonough has been engaged to serve as Vice President and Chief Financial officer of the Company for an initial term of one year commencing on July 1, 2018. Ms. McDonough will be compensated approximately $5,862 per month, calculated based on an estimated 33.5 hours of services per month to be provided at a rate of $175 per hour, in accordance with the Strategic Services Agreement. A copy of the Strategic Services Agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Ms. McDonough does not have any family relationships with the executive officers or directors of the Company and has not engaged in any related party transactions with the Company. Ms. McDonough has 18 years of global finance and accounting experience with both public and private companies, as in-house senior management, as well as strategic consultancy in the Internet, hardware, and software industries. From 2014 to January 2018, Ms. McDonough was the Corporate Controller of Glassdoor, a jobs and recruiting website based in Mill Valley, California. Prior to Glassdoor, from 2010 to 2014, she was a Director with Connor Group, LLC where she led initial public offerings, mergers and acquisitions, business process improvement, and technical accounting engagements. Ms. McDonough is a CPA (inactive) and holds a Bachelor of Science degree from the California Polytechnic University, San Luis Obispo.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Strategic Services Agreement dated June 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board (Principal Executive Officer)

Date: June 11, 2018